Exhibit 99.1

CONTACT:
B. Grant Yarber
President and Chief Executive Officer
Phone: (919) 645-3494
Email: gyarber@capitalbank-nc.com

FOR IMMEDIATE RELEASE

Capital Bank Corporation Reports Second Quarter Net Income of $2.7 Million

RALEIGH, N.C. – July 24, 2007 – Capital Bank Corporation (Nasdaq: CBKN), the parent company of Capital Bank, today announced net income for the quarter ended June 30, 2007 of $2.7 million, a decrease of 13% from the $3.1 million earned for the second quarter of 2006. Fully diluted earnings per share were $0.23 for the quarter ended June 30, 2007 compared to $0.26 for the quarter ended June 30, 2006. For the first six months ended June 30, 2007 and 2006, net income was $5.1 million and $5.8 million, respectively, and fully diluted earnings per share were $0.44 and $0.50, respectively.

Commenting on the Company’s results, B. Grant Yarber, President and CEO, stated, “Despite the challenging operating environment, Capital Bank continues to gain market share in the Triangle and continues to invest in people and technology. We anticipate continued loan growth in the Triangle market but slower 2007 loan growth for the remainder of the franchise. Our net interest margin expanded slightly in the second quarter compared to the first quarter of 2007; however, as long as short term interest rates remain flat we anticipate continued margin pressure.”

As of June 30, 2007, total assets were $1.440 billion compared to $1.364 billion at June 30, 2006 and $1.422 billion at December 31, 2006. Gross loans increased 6% to $1.022 billion at June 30, 2007 from $965 million at June 30, 2006. At December 31, 2006, gross loans were $1.008 billion. During the quarter ended June 30, 2007, gross loans decreased $3 million as a result of large commercial loan paydowns near the end of the quarter. During the quarter ended June 30, 2007, average loans and investments increased $9 million and $5 million, respectively, and average short-term investments decreased $14 million, which resulted in flat earning assets for the quarter compared to the immediate preceding quarter. Total deposits at June 30, 2007 were $1.073 billion compared to $1.026 billion at June 30, 2006 and $1.055 billion at December 31, 2006. During the quarter ended June 30, 2007, average core deposits increased $40 million to $523 million while average time deposits decreased $46 million to $555 million.

Net interest income for the quarter ended June 30, 2007 totaled $11.3 million, a decrease of $354,000 compared to the quarter ended June 30, 2006. The net interest margin on a fully taxable equivalent basis was 3.65% for the quarter ended June 30, 2007, up 13 basis points from 3.52% for the quarter ended March 31, 2007 and down 39 basis points from 4.04% for the quarter ended June 30, 2006. The decrease in net interest income for the quarter ended June 30, 2007 compared to the same quarter of 2006 was attributable to a lower net interest margin, which was partially offset by the $121 million growth in earning assets. The decline in net interest margin from June 30, 2006 is primarily because the cost of funds had risen more than the yield on earning assets.

Asset quality improved during the quarter ended June 30, 2007 primarily from the reduction of other real estate owned. The Company’s nonperforming assets decreased $800,000 to $8.5 million, or 0.59% of total assets at June 30, 2007, from $9.3 million, or 0.63% of assets at March 31, 2007, and past due loans decreased to $13.0 million at June 30, 2007 from $16.2 million at March 31, 2007. Included in nonperforming loans at June 30, 2007 are loans totaling $1.2 million to a developer who has been accused of engaging in fraudulent marketing and financing practices in Western North Carolina. The Company believes it has established adequate reserves for losses on these loans.

The Company provided a credit provision for loan losses for the quarter ended June 30, 2007 of ($91,000) compared to a provision in the quarter ended June 30, 2006 of $249,000. Net charge-offs for the quarter ended June 30, 2007 were $101,000, or 0.04% of average loans, compared to charge-offs of $523,000, or 0.22% of average loans, for the quarter ended June 30, 2006. Nonperforming loans were $7.6 million at June 30, 2007 compared to $6.1 million at June 30, 2006. Total past due loans were $13.0 million, or 1.27% of average loans, at June 30, 2007 compared to $9.2 million, or 0.96% of average loans, at June 30, 2006. The allowance for loan losses was 1.31% of total loans at June 30, 2007 compared with 1.32% of total loans at December 31, 2006.

The Company’s noninterest income for the quarter ended June 30, 2007 totaled $2.3 million, a decrease of $300,000 from the $2.6 million reported for the quarter ended June 30, 2006. A gain of $138,000 from the sale of former branch real estate was reported in the quarter ended June 30, 2006. Nonsufficient funds fees decreased $114,000, and loan fees decreased $74,000 for the quarter ended June 30, 2007 compared to the prior year but were partially offset by an increase in interchange fees of $72,000.

Noninterest expense increased to $9.8 million for the quarter ended June 30, 2007 compared to $9.3 million for the quarter ended June 30, 2006, primarily in salaries and benefits. Mr. Yarber noted, “Our deposit strategies continue to be successful, and loan demand remains strong in both the Triangle and Western North Carolina regions. Contributing to the increase in salaries and benefits expense, we continue to attract key talent throughout the franchise, recruiting and hiring thirteen additional experienced and proven sales associates thus far in 2007.”

Capital Bank Corporation will hold a quarterly earnings conference call on Wednesday, July 25, 2007 at 11:00 a.m. ET. Persons wishing to access the call may do so via the internet by visiting the Company’s website at www.capitalbank-nc.com.

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.4 billion in total assets, offers a broad range of financial services. Capital Bank operates 26 banking offices in Asheville (3), Burlington (4), Cary, Graham (2), Greensboro, Hickory, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City and Wake Forest. The Company’s website is http://www.capitalbank-nc.com.

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. Capital Bank Corporation does not undertake a duty to update any forward-looking statements in this press release.

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CAPITAL BANK CORPORATION
Summary of Operations
(Unaudited)	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
(In thousands except per share data)

Interest income	$23,668	$21,109	$46,843	$40,779
Interest expense	12,414	9,501	24,866	17,781
Net interest income	11,254	11,608	21,977	22,998
Provision (credit) for loan losses	(91)	249	246	661
Net interest income after provision for loan losses	11,345	11,359	21,731	22,337
Noninterest income	2,307	2,612	4,497	4,627
Noninterest expense	9,788	9,341	19,024	18,155
Income before taxes	3,864	4,630	7,204	8,809
Income tax expense	1,188	1,579	2,144	2,995
Net income	$2,676	$3,051	$5,060	$5,814

Income per share – basic	$0.23	$0.26	$0.44	$0.50
Income per share – fully diluted	$0.23	$0.26	$0.44	$0.50
Weighted average shares outstanding:
Basic	11,503	11,639	11,498	11,628
Fully diluted	11,574	11,727	11,574	11,716

End of Period Balances
(Unaudited)	2007		2006
	June 30	March 31	December 31(a)	September 30	June 30
(Dollars in thousands except per share data)

Total assets	$1,440,240	$1,481,141	$1,422,384	$1,399,673	$1,364,030
Investment securities	241,666	248,726	239,047	200,647	189,669
Loans (gross)*	1,022,147	1,025,464	1,008,052	1,003,835	965,484
Allowance for loan losses	13,339	13,531	13,347	13,894	14,007
Total earning assets	1,285,715	1,295,018	1,280,301	1,240,343	1,181,535
Deposits	1,072,979	1,120,332	1,055,209	1,043,755	1,025,949
Shareholders’ equity	162,402	163,855	161,681	160,871	157,770

Book value per share	$14.17	$14.32	$14.19	$13.98	$13.66
Tangible book value per share	$8.59	$8.71	$8.53	$8.19	$7.86

(a) Derived from audited consolidated financial statements
*Includes loans held for sale ($11.1 million at June 30, 2007)

Average Balances
(Unaudited)	2007		2006
	June 30	March 31	December 31(a)	September 30	June 30
(Dollars in thousands)

Total assets	$1,436,584	$1,437,234	$1,410,668	$1,365,832	$1,322,781
Investments	248,850	243,732	219,765	195,323	190,045
Loans (gross)*	1,021,517	1,012,483	1,008,053	982,037	954,420
Total earning assets	1,292,651	1,292,811	1,258,780	1,213,002	1,171,648
Deposits	1,078,430	1,084,418	1,050,139	1,020,143	990,037
Shareholders’ equity	164,877	163,291	162,525	161,901	161,321

(a) Derived from audited consolidated financial statements
*Includes loans held for sale

CAPITAL BANK CORPORATION
Quarterly Results
(Unaudited)	2007		2006
	June 30	March 31	December 31(a)	September 30	June 30
(In thousands except per share data)

Interest income	$23,668	$23,175	$23,505	$22,668	$21,109
Interest expense	12,414	12,452	11,898	11,075	9,501
Net interest income	11,254	10,723	11,607	11,593	11,608
Provision (credit) for loan losses	(91)	337	154	(215)	249
Net interest income after provision for loan losses	11,345	10,386	11,453	11,808	11,359
Noninterest income	2,307	2,190	2,448	2,258	2,612
Noninterest expense	9,788	9,236	9,098	9,069	9,341
Income before taxes	3,864	3,340	4,803	4,997	4,630
Income tax expense	1,188	956	1,546	1,730	1,579
Net income	$2,676	$2,384	$3,257	$3,267	$3,051

Income per share – basic	$0.23	$0.21	$0.28	$0.28	$0.26
Income per share – fully diluted	$0.23	$0.21	$0.28	$0.28	$0.26
Weighted average shares outstanding:
Basic	11,503	11,493	11,536	11,611	11,639
Fully diluted	11,574	11,573	11,618	11,694	11,727

(a) Derived from audited consolidated financial statements

Quarterly Net Interest Margin*
(Unaudited)	2007		2006
	June 30	March 31	December 31(a)	September 30	June 30
Yield on earning assets	7.51%	7.43%	7.53%	7.53%	7.29%
Cost of interest bearing liabilities	4.34%	4.36%	4.18%	4.02%	3.63%
Net interest spread	3.17%	3.07%	3.35%	3.51%	3.66%
Net interest margin	3.65%	3.52%	3.78%	3.91%	4.04%

*Annualized and on a fully taxable equivalent basis
(a) Derived from audited consolidated financial statements

Nonperforming Assets
(Unaudited)	2007		2006
	June 30	March 31	December 31(a)		September 30		June 30
(Dollars in thousands)

Commercial and commercial real estate	$6,089	$5,725	$2,783		$3,885		$3,728
Consumer	67	241	50		259		106
Equity lines	471	433	410		440		418
Construction	–	-	616		71		193
Mortgage	975	957	1,043		1,453		1,695
Total nonperforming loans	7,602	7,356	4,902		6,108		6,140
Other real estate owned	866	1,961	1,111	[1]	637	[1]	879	[1]
Total nonperforming assets	$8,468	$9,317	$6,013		$6,745		$7,019

Nonperforming assets include loans that are 90 days or more past due or in nonaccrual status and other real estate owned.

(a) Derived from audited consolidated financial statements

[1] Other real estate owned excludes $739, $776 and $776 as of December 31, 2006, September 30, 2006 and June 30, 2006, respectively, related to branch locations that are held for sale.

CAPITAL BANK CORPORATION
Key Ratios
(Unaudited)	2007		2006
	June 30	March 31	December 31(a)	September 30	June 30
(Dollars in thousands)

Past due loans	$13,008	$16,241	$11,237	$9,491	$9,179
Past due loans as a percent of average loans	1.27%	1.60%	1.11%	0.97%	0.96%

Net charge-offs (recoveries)	$101	$153	$701	$(102)	$523
Net charge-offs (recoveries) as a percent of average loans (annualized)	0.04%	0.06%	0.28%	(0.04%)	0.22%
Allowance for loan losses as a percent of total loans	1.31%	1.32%	1.32%	1.38%	1.45%
Nonperforming assets as a percent of total assets	0.59%	0.63%	0.42%	0.48%	0.51%
Allowance for loan losses as a percent of nonperforming loans	175%	184%	272%	227%	228%

(a) Derived from audited consolidated financial statements

CAPITAL BANK CORPORATION
Condensed Consolidated Balance Sheets
June 30, 2007 and December 31, 2006
	June 30, 2007	December 31, 2006
(Dollars in thousands except share data)	(Unaudited)

ASSETS
Cash and due from banks:
Interest earning	$3,794	$12,348
Noninterest earning	32,294	33,504
Federal funds sold and short term investments	18,108	8,480
Investment securities – available for sale, at fair value	231,352	228,214
Investment securities – held to maturity, at amortized cost	10,314	10,833
Loans – net of unearned income and deferred fees	1,022,147	1,008,052
Allowance for loan losses	(13,339)	(13,347)
Net loans	1,008,808	994,705
Premises and equipment, net	24,137	23,125
Bank owned life insurance	21,075	20,662
Deposit premium and goodwill, net	63,943	64,543
Other assets	26,415	25,970
Total assets	$1,440,240	$1,422,384

LIABILITIES
Deposits:
Demand, noninterest bearing	$123,628	$120,945
Savings and interest-bearing demand deposits	416,898	366,243
Time deposits	532,453	568,021
Total deposits	1,072,979	1,055,209
Repurchase agreements and federal funds purchased	34,243	34,238
Borrowings	125,914	125,924
Subordinated debentures	30,930	30,930
Other liabilities	13,772	14,402
Total liabilities	1,277,838	1,260,703

SHAREHOLDERS’ EQUITY
Common stock, no par value; 20,000,000 authorized; 11,459,530 and 11,393,990 issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	140,381	139,484
Retained earnings	26,981	23,754
Accumulated other comprehensive loss	(4,960)	(1,557)
Total shareholders’ equity	162,402	161,681
Total liabilities and shareholders’ equity	$1,440,240	$1,422,384

CAPITAL BANK CORPORATION
Condensed Consolidated Statements of Operations
Three and Six Months Ended June 30, 2007 and 2006 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
(Dollars in thousands except share and per share data)

Interest income:
Loans and loan fees	$20,519	$18,646	$40,402	$35,664
Investment securities	2,858	2,155	5,665	4,265
Federal funds and other interest income	291	308	776	850
Total interest income	23,668	21,109	46,843	40,779
Interest expense:
Deposits	9,918	7,328	19,924	13,438
Borrowings and repurchase agreements	2,496	2,173	4,942	4,343
Total interest expense	12,414	9,501	24,866	17,781
Net interest income	11,254	11,608	21,977	22,998
Provision (credit) for loan losses	(91)	249	246	661
Net interest income after provision (credit) for loan losses	11,345	11,359	21,731	22,337
Noninterest income:
Service charges and other fees	998	1,061	1,926	2,026
Mortgage fees and revenues	580	654	1,121	1,018
Net gain on sale of securities	–	–	–	–
Other noninterest income	729	897	1,450	1,583
Total noninterest income	2,307	2,612	4,497	4,627
Noninterest expense:
Salaries and employee benefits	5,314	4,851	10,408	9,393
Occupancy	973	938	1,971	1,716
Furniture and equipment	647	562	1,262	1,054
Director fees	229	283	497	659
Data processing	326	111	622	600
Advertising	250	324	499	579
Amortization of deposit premiums	300	343	600	686
Professional fees	378	354	587	566
Other expenses	1,371	1,575	2,578	2,902
Total noninterest expense	9,788	9,341	19,024	18,155
Net income before tax expense	3,864	4,630	7,204	8,809
Income tax expense	1,188	1,579	2,144	2,995
Net income	$2,676	$3,051	$5,060	$5,814

Earnings per share – basic	$0.23	$0.26	$0.44	$0.50
Earnings per share – diluted	$0.23	$0.26	$0.44	$0.50

Weighted average shares:
Basic	11,503,441	11,639,014	11,498,125	11,628,015
Fully diluted	11,574,110	11,726,584	11,573,632	11,715,510

CAPITAL BANK CORPORATION
Average Balances, Interest Earned or Paid, and Interest Yields/Rates
For the Three Months Ended June 30, 2007, June 30, 2006 and March 31, 2007 (Unaudited)
Tax Equivalent Basis 1
	Quarter Ended June 30, 2007			Quarter Ended June 30, 2006			Quarter Ended March 31, 2007
(Dollars in thousands)	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate	Average Balance	Amount Earned	Average Rate
Assets
Loans receivable: [2]
Commercial	$615,200	$12,136	7.91%	$612,402	$11,198	7.33%	$589,892	$11,261	7.74%
Construction	246,672	5,223	8.49%	169,287	4,044	9.58%	262,236	5,495	8.50%
Consumer	31,300	677	8.68%	21,159	495	9.38%	30,822	652	8.58%
Home equity lines	81,736	1,727	8.47%	96,151	1,967	8.21%	82,298	1,727	8.51%
Mortgage [3]	46,609	756	6.51%	55,421	944	6.83%	47,235	748	6.42%
Total loans	1,021,517	20,519	8.06%	954,420	18,648	7.84%	1,012,483	19,883	7.96%
Investment securities [4]	248,850	3,382	5.45%	190,045	2,345	4.95%	243,732	3,303	5.50%
Federal funds sold and other interest on short-term investments	22,284	291	5.24%	27,183	308	4.94%	36,596	485	5.37%
Total interest earning assets	1,292,651	$24,192	7.51%	1,171,648	$21,301	7.29%	1,292,811	$23,671	7.43%
Cash and due from banks	27,489			32,202			27,593
Other assets	129,972			133,222			130,126
Allowance for loan losses	(13,528)			(14,291)			(13,296)
Total assets	$1,436,584			$1,322,781			$1,437,234

Liabilities and Equity
Savings deposits	$33,664	$44	0.52%	$41,477	$52	0.50%	$34,370	$42	0.50%
Interest-bearing demand deposits	377,274	3,264	3.47%	279,029	1,981	2.85%	342,814	2,922	3.46%
Time deposits	554,979	6,610	4.78%	564,025	5,296	3.77%	600,865	7,042	4.75%
Total interest-bearing deposits	965,917	9,918	4.12%	884,531	7,329	3.32%	978,049	10,006	4.15%
Borrowed funds	119,978	1,567	5.24%	107,724	1,287	4.79%	113,686	1,503	5.36%
Subordinated debt	30,930	592	7.68%	30,930	596	7.73%	30,930	586	7.68%
Repurchase agreements	31,696	337	4.26%	26,884	289	4.31%	34,328	357	4.22%
Total interest-bearing liabilities	1,148,521	$12,414	4.34%	1,050,069	$9,501	3.63%	1,156,993	$12,452	4.36%
Noninterest-bearing deposits	112,513			105,506			106,369
Other liabilities	10,673			5,885			10,581
Total liabilities	1,271,707			1,161,460			1,273,943
Shareholders’ equity	164,877			161,321			163,291
Total liabilities and shareholders’ equity	$1,436,584			$1,322,781			$1,437,234

Net interest spread [5]			3.17%			3.66%			3.07%
Tax equivalent adjustment		$524			$192			$496
Net interest income and net interest margin [6]		$11,778	3.65%		$11,800	4.04%		$11,219	3.52%

[1]	The tax equivalent basis is computed using a blended federal and state tax rate of approximately 36% and 38% in 2007 and 2006, respectively.
[2]	Loans receivable include nonaccrual loans for which accrual of interest has not been recorded.
[3]	Includes loans held for sale.
[4]	The average balance for investment securities excludes the effect of their mark-to-market adjustment, if any.
[5]	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
[6]	Net interest margin represents net interest income divided by average interest-earning assets.